Exhibit 99.1

The DIRECTV Group Announces First Quarter 2008 Results

EL SEGUNDO, Calif.--(BUSINESS WIRE)--The DIRECTV Group, Inc. (NASDAQ:DTV):

DIRECTV Group Revenues Increase 17% to Nearly $4.6 Billion

--	DIRECTV U.S. Revenues Increase 14% to $4.0 Billion
	--	Average Monthly Revenue Per Subscriber (ARPU) Grew 8.6% to $79.70

--	DIRECTV Latin America Revenues Up 47% to $542 Million
	--	ARPU Increases 19.9% to $53.52

DIRECTV Group Operating Profit Before Depreciation and Amortization Increases 27% to $1.2 Billion

  DIRECTV U.S. Up 22% to $1.1 Billion
  DIRECTV Latin America Increases 73% to $138 Million

DIRECTV Group Net Subscriber Additions Increase 47% to 475,000

  DIRECTV U.S. Net Subscriber Additions of 275,000 Driven by Higher Gross Additions and the Lowest First Quarter Monthly Churn Rate in 10 Years of 1.36%
  DIRECTV Latin America Net Subscriber Additions More than Double to 200,000 Due to Higher Gross Additions

Board of Directors Approves an Increase in Share Repurchase Program to $3.0 Billion

  Liberty Media Agrees to Limit Voting Power to its Current Ownership Percentage of 47.9%

The DIRECTV Group, Inc. (NASDAQ:DTV) today reported that first quarter 2008 revenues increased 17% to $4.59 billion, operating profit before depreciation and amortization1 (OPBDA) increased 27% to $1.18 billion and operating profit increased 17% to $657 million compared to last year’s first quarter. The DIRECTV Group reported that first quarter net income of $371 million increased 10% and earnings per share increased 19% to $0.32 compared with the same period last year.

“DIRECTV’s first quarter results highlight the overall operational and financial strength of our company. Our strategy of offering the best television experience to higher quality customers continues to drive superior financial results,” said Chase Carey, president and CEO of The DIRECTV Group, Inc. “DIRECTV U.S. revenues were up 14% to $4.05 billion in the quarter due to a 17% increase in net subscriber additions to 275,000 coupled with an 8.6% increase in ARPU. The increased demand for DIRECTV services was primarily driven by our industry-leading content, HD, DVR and interactive services, as well as strong results from our direct sales channel. These factors along with new dealer incentives and tighter credit policies designed to attain higher quality customers contributed to a ten-year-low first quarter monthly churn rate of 1.36%.

“The strong top-line results also contributed to a 22% increase in OPBDA to $1.06 billion,” Carey said. “Importantly, OPBDA margin increased by 155 basis points to 26.1% as we started capturing the benefits from cost controls and operating efficiencies in areas such as subscriber services and G&A. Subscriber acquisition costs, or SAC, of $712 was 7% higher than last year primarily due to increased dealer incentives linked to the acquisition of higher quality subscribers and the significant growth in new subscribers purchasing advanced services, partially offset by the savings gained from the substantial reductions in set-top box costs.

“Operating performance was equally strong in Latin America where net subscriber additions more than doubled to 200,000 driven by a 76% increase in gross additions mostly from Brazil, Venezuela and Argentina. In addition, revenues grew 47% to $542 million and OPBDA increased 73% to $138 million primarily due to strong subscriber and ARPU growth, as well as favorable exchange rates.”

Carey added, “As we discussed at our Investor Day earlier this year, we expect 2008 to be a year in which we take DIRECTV to a whole new level in terms of profitability and cash flow growth. We took an important step toward this goal in the first quarter as DIRECTV U.S. generated $603 million in cash flow before interest and taxes, representing a 76% increase over the prior year. We are confident that we will build on this momentum through initiatives such as further extending our leadership position in content, HD, DVR and interactive services, launching a video-on-demand service and improving customer service both in terms of cost but more importantly, quality.”

Carey concluded, “We are also very pleased to announce this morning that our board of directors has approved an increase in our share repurchase program to $3.0 billion. In connection with these transactions, we have entered into an agreement with Liberty Media which limits their voting power to their current ownership percentage of 47.9%, regardless of the number of shares we buy through the repurchase program.”

THE DIRECTV GROUP’S OPERATIONAL REVIEW

The DIRECTV Group	Three Months
Dollars in Millions except Earnings per Common Share	Ended March 31,
	2008	2007
Revenues	$4,591	$3,908
Operating Profit Before Depreciation and Amortization(1)	1,181	930
Operating Profit	657	563
Net Income	371	336
Basic and Diluted Earnings Per Common Share ($)	0.32	0.27
Capital Expenditures and Cash Flow
Cash Paid for DIRECTV U.S. Subscriber Leased Equipment - Acquisitions, Upgrade and Retention	317	406
Cash Paid for Property, Equipment and Satellites	249	284
Cash Flow Before Interest and Taxes(2)	617	348
Free Cash Flow(3)	544	309

First Quarter Review

The DIRECTV Group’s first quarter revenues of $4.59 billion increased 17% over the same period last year principally due to strong ARPU and subscriber growth at DIRECTV U.S. and DIRECTV Latin America.

Operating profit before depreciation and amortization increased 27% to $1.18 billion and operating profit increased 17% to $657 million primarily due to the gross profit associated with the higher revenues discussed above, partially offset by higher acquisition and upgrade costs at DIRECTV U.S. mostly due to the increase in new and existing customers adding HD and DVR services. Operating profit was also impacted by higher depreciation and amortization principally due to capitalization of customer equipment under the DIRECTV U.S. lease program implemented in March 2006. Net income climbed 10% to $371 million compared with the first quarter of last year as the higher operating profit was partially offset by higher net interest expense and income taxes. Earnings per share increased 19% to $0.32 driven by the higher net income and a reduction in shares outstanding due to recent share repurchase programs.

Cash flow before interest and taxes2 increased 77% to $617 million and free cash flow3 increased 76% to $544 million compared to the first quarter 2007 primarily due to the higher OPBDA and lower capital expenditures driven by lower set-top box costs and an increase in the use of refurbished set-top boxes, partially offset by less cash provided through working capital. The quarter also included cash paid for share repurchases of $160 million and a capital contribution of $160 million received at the close of the Liberty Media and News Corporation transaction.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

First Quarter Review
	Three Months
DIRECTV U.S.	Ended March 31,
Dollars in Millions except ARPU	2008	2007
Revenue	$4,049	$3,539
Average Monthly Revenue per Subscriber (ARPU) ($)	79.70	73.40
Operating Profit Before Depreciation and Amortization(1)	1,057	869
Operating Profit	593	566
Cash Flow Before Interest and Taxes(2)	603	343
Free Cash Flow(3)	505	262
Subscriber Data (in 000’s except Churn)
Gross Subscriber Additions	964	929
Average Monthly Subscriber Churn	1.36%	1.44%
Net Subscriber Additions	275	235
Cumulative Subscribers	17,035	16,188

Net subscriber additions of 275,000 increased 17% from last year’s first quarter due to a 4% increase in gross subscriber additions to 964,000 and a decline in average monthly churn to 1.36%. The increase in gross additions was primarily due to increased sales of HD and DVR services, as well as strong results from our direct sales channel. The reduction in churn was principally due to an increase in the number of subscribers with advanced services and a continued focus on attaining higher quality subscribers, including the implementation of tighter credit policies.

Also in the quarter, DIRECTV U.S. changed its pricing and packaging strategy for commercial accounts to increase its competitiveness resulting in a change to its commercial equivalent subscriber count. Consequently, DIRECTV U.S. made a one-time downward adjustment to its cumulative subscribers of approximately 71,000. This change does not impact revenues, operating profit or cash flow. Including this adjustment, DIRECTV U.S. ended the quarter with 17.04 million subscribers, an increase of 5% over the 16.19 million subscribers reported on March 31, 2007.

In the quarter, DIRECTV U.S. revenues increased 14% to $4.05 billion due to strong ARPU growth and the larger subscriber base. ARPU of $79.70 increased 8.6% principally due to programming package price increases, higher HD and DVR service fees, higher lease fees due to an increase in the average number of receivers per home, as well as higher ad sales.

First quarter 2008 OPBDA increased 22% to $1.06 billion primarily due to the gross profit on the higher revenues. This growth was partially offset by higher subscriber acquisition costs related to increased dealer incentives linked to the acquisition of higher quality customers and an increase in the number of new customers adding HD and DVR services. Operating profit in the quarter increased 5% to $593 million compared to the same period last year mostly due to the higher OPBDA partially offset by increased depreciation expense associated with the capitalization of set-top boxes under the lease program which began in March of 2006.

DIRECTV Latin America Segment

The DIRECTV Group owns approximately 74% of Sky Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DIRECTV Latin America, had approximately 1.64 million subscribers as of March 31, 2008 bringing the total subscribers in the region to 5.12 million.

First Quarter Review

	Three Months
DIRECTV Latin America	Ended March 31,
Dollars in Millions except ARPU	2008	2007
Revenue	$542	$369
Average Monthly Revenue per Subscriber (ARPU) ($)	53.52	44.65
Operating Profit Before Depreciation and Amortization(1)	138	80
Operating Profit	78	16
Cash Flow Before Interest and Taxes(2)	49	37
Free Cash Flow(3)	29	31
Subscriber Data(4) (in 000’s except Churn)
Gross Subscriber Additions	359	204
Average Monthly Subscriber Churn	1.57%	1.40%
Net Subscriber Additions	200	88
Cumulative Subscribers	3,475	2,799

In the first quarter of 2008, DIRECTV Latin America net subscriber additions more than doubled to 200,000 compared to the same period last year. The increase was due to higher gross additions mainly in Brazil, Venezuela and Argentina, partially offset by higher churn of 1.57% reflecting the significant increase in first-year subscribers who typically have higher churn rates compared to longer tenured subscribers. The total number of DIRECTV subscribers in Latin America as of March 31, 2008 increased 24% to 3.48 million compared to 2.80 million as of March 31, 2007.

Revenues for DIRECTV Latin America increased 47% to $542 million in the quarter principally due to strong subscriber and ARPU growth. ARPU increased 19.9% to $53.52 primarily due to favorable exchange rates in Brazil and the benefits from the merger with Sky Brazil, as well as strong growth in Venezuela and Argentina. DIRECTV Latin America’s first quarter 2008 OPBDA of $138 million was 73% higher than last year’s results and operating profit more than quadrupled to $78 million primarily due to the gross profit generated from the higher revenues. These improvements were partially offset by higher acquisition costs mostly due to the increase in gross additions and increased costs related to the exchange rate appreciation.

CONFERENCE CALL INFORMATION

A live webcast of The DIRECTV Group’s first quarter 2008 earnings call will be available on the company’s website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today May 7, 2008 and will be archived on our website at www.directv.com/investor. Access to the earnings call is also available in the United States by dialing (866) 409-1555 and internationally by dialing (913) 312-0400. The confirmation code is 9859451.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of The DIRECTV Group’s and DIRECTV Holdings LLC’s Annual Reports on Form 10-K for the year ended December 31, 2007 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions”, and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. Gross and net subscriber additions as well as churn exclude the impact of the migration of approximately 4,000 subscribers in Central America to Sky Mexico in the first quarter of 2008. Cumulative subscriber totals include a reduction for the migration of these 4,000 subscribers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “foresee,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DIRECTV Latin America operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability of third parties to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

The DIRECTV Group (NASDAQ:DTV) is a world-leading provider of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, the DIRECTV Group provides digital television service to more than 17.0 million customers in the United States and over 5.1 million customers in Latin America.

THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2008	2007

Revenues	$4,591	$3,908

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	1,892	1,625
Subscriber service expenses	306	302
Broadcast operations expenses	90	75
Selling, general and administrative expenses, exclusive of depreciation and amortization expense

Subscriber acquisition costs	583	469
Upgrade and retention costs	260	232
General and administrative expenses	279	275
Depreciation and amortization expense	524	367
Total operating costs and expenses	3,934	3,345

Operating profit	657	563

Interest income	16	37
Interest expense	(63)	(58)
Other, net	3	10

Income from before income taxes and minority interests	613	552

Income tax expense	(230)	(216)
Minority interests in net earnings of subsidiaries	(12)	-

Net income	$371	$336

Basic and diluted earnings per common share	$0.32	$0.27

Weighted average number of common shares outstanding (in millions)
Basic	1,148	1,228
Diluted	1,152	1,235

THE DIRECTV GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	March 31,	December 31,
ASSETS	2008	2007
Current assets
Cash and cash equivalents	$1,626	$1,083
Short-term investments	-	10
Accounts receivable, net of allowances of $52 and $56	1,343	1,535
Inventories	155	193
Deferred income taxes	82	90
Prepaid expenses and other	207	235

Total current assets	3,413	3,146
Satellites, net	2,244	2,026
Property and equipment, net	3,939	3,807
Goodwill	3,669	3,669
Intangible assets, net	1,481	1,577
Investments and other assets	838	838

Total assets	$15,584	$15,063

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,970	$3,032
Unearned subscriber revenue and deferred credits	371	354
Current portion of long-term debt	60	48

Total current liabilities	3,401	3,434
Long-term debt	3,332	3,347
Deferred income taxes	612	567
Other liabilities and deferred credits	1,533	1,402
Commitments and contingencies
Minority interest	23	11
Stockholders' equity	6,683	6,302

Total liabilities and stockholders' equity	$15,584	$15,063

THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
Cash Flows From Operating Activities
Net income	$371	$336
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	524	367
Amortization of deferred revenues and deferred credits	(25)	(12)
Deferred income taxes	58	125
Other	27	9
Change in other operating assets and liabilities:
Accounts receivable	183	200
Inventories	38	(29)
Prepaid expenses and other	24	4
Accounts payable and accrued liabilities	(116)	(72)
Unearned subscriber revenue and deferred credits	17	35
Other, net	9	36
Net cash provided by operating activities	1,110	999
Cash Flows From Investing Activities
Purchase of short-term investments	-	(298)
Sale of short-term investments	-	350
Cash paid for property and equipment	(520)	(636)
Cash paid for satellites	(46)	(54)
Investment in companies	(13)	(330)
Other, net	14	13
Net cash used in investing activities	(565)	(955)
Cash Flows From Financing Activities
Repayment of debt	(3)	(212)
Repayment of other long-term obligations	(42)	(31)
Capital contribution	160	-
Common shares repurchased and retired	(160)	(101)
Stock options exercised	35	55
Excess tax benefit from share-based compensation	8	6
Net cash used in financing activities	(2)	(283)
Net increase (decrease) in cash and cash equivalents	543	(239)
Cash and cash equivalents at beginning of the period	1,083	2,499
Cash and cash equivalents at the end of the period	$1,626	$2,260

Supplemental Cash Flow Information
Cash paid for interest	$66	$55
Cash paid for income taxes	23	21

THE DIRECTV GROUP, INC.
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
DIRECTV U.S.
Revenues	$4,049	$3,539
Operating profit before depreciation and amortization (1)	1,057	869
Operating profit before depreciation and amortization margin (1)	26.1%	24.6%
Operating profit	$593	$566
Operating profit margin	14.6%	16.0%
Depreciation and amortization	$464	$303
Capital expenditures (2)	482	618

DIRECTV LATIN AMERICA
Revenues	$542	$369
Operating profit before depreciation and amortization (1)	138	80
Operating profit before depreciation and amortization margin (1)	25.5%	21.7%
Operating profit	$78	$16
Operating profit margin	14.4%	4.3%
Depreciation and amortization	$60	$64
Capital expenditures (2)	97	59

CORPORATE and OTHER
Revenues	$-	$-
Operating loss before depreciation and amortization (1)	(14)	(19)
Operating loss	(14)	(19)
Depreciation and amortization	-	-
Capital expenditures (2)	-	1

TOTAL
Revenues	$4,591	$3,908
Operating profit before depreciation and amortization (1)	1,181	930
Operating profit before depreciation and amortization margin (1)	25.7%	23.8%
Operating profit	$657	$563
Operating profit margin	14.3%	14.4%
Depreciation and amortization	$524	$367
Capital expenditures (2)	579	678

(1) See footnote 1 above.
(2) Capital expenditures include cash paid and amounts accrued during the period for property, equipment and satellites.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007

Revenues	$4,049	$3,539

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	1,683	1,483
Subscriber service expenses	274	280
Broadcast operations expenses	61	52
Selling, general and administrative expenses, exclusive of depreciation and amortization expense

Subscriber acquisition costs	530	432
Upgrade and retention costs	255	226
General and administrative expenses	189	197
Depreciation and amortization expense	464	303
Total operating costs and expenses	3,456	2,973

Operating profit	593	566

Interest income	9	21
Interest expense	(55)	(52)
Other, net	-	(2)

Income before income taxes	547	533

Income tax expense	(215)	(208)

Net income	$332	$325

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	March 31,	December 31,
ASSETS	2008	2007
Current assets
Cash and cash equivalents	$1,175	$802
Accounts receivable, net of allowances of $34 and $39	1,199	1,387
Inventories	150	187
Deferred income taxes	33	29
Prepaid expenses and other	137	142

Total current assets	2,694	2,547
Satellites, net	2,049	2,030
Property and equipment, net	3,318	3,230
Goodwill	3,032	3,032
Intangible assets, net	1,135	1,223
Other assets	229	235

Total assets	$12,457	$12,297

LIABILITIES AND OWNER’S EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,478	$2,548
Unearned subscriber revenue and deferred credits	329	320
Current portion of long-term debt	60	48

Total current liabilities	2,867	2,916
Long-term debt	3,332	3,347
Deferred income taxes	362	336
Other liabilities and deferred credits	903	958
Commitments and contingencies
Owner’s equity	4,993	4,740

Total liabilities and owner’s equity	$12,457	$12,297

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
Cash Flows From Operating Activities
Net Income	$332	$325
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization expense	464	303
Amortization of deferred revenues and deferred credits	(25)	(12)
Deferred income taxes	26	41
Other	14	11
Change in other operating assets and liabilities:
Accounts receivable	188	198
Inventories	37	(33)
Prepaid expenses and other	1	(23)
Accounts payable and accrued liabilities	(83)	21
Unearned subscriber revenue and deferred credits	9	37
Other, net	11	23
Net cash provided by operating activities	974	891
Cash Flows From Investing Activities
Cash paid for property and equipment	(106)	(169)
Cash paid for subscriber leased equipment - subscriber acquisitions	(156)	(188)
Cash paid for subscriber leased equipment - upgrade and retention	(161)	(218)
Cash paid for satellites	(46)	(54)
Other	4	(1)
Net cash used in investing activities	(465)	(630)
Cash Flows From Financing Activities
Repayment of long-term debt	(3)	(3)
Repayment of other long-term obligations	(40)	(17)
Cash dividends to Parent	(100)	-
Excess tax benefit from share-based compensation	7	4
Net cash used in financing activities	(136)	(16)
Net increase in cash and cash equivalents	373	245
Cash and cash equivalents at beginning of the period	802	1,356
Cash and cash equivalents at end of the period	$1,175	$1,601

Supplemental Cash Flow Information
Cash paid for interest	$58	$49
Cash paid for income taxes	49	53

Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

The DIRECTV Group
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit[a]
	Three Months Ended
	March 31,
	2008	2007
	(Dollars in Millions)

Operating Profit Before Depreciation and Amortization	$1,181	$930
Subtract: Depreciation and amortization expense	524	367
Operating Profit	$657	$563

[a] For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in The DIRECTV Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which is expected to be filed with the SEC in May 2008.

The DIRECTV Group
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2008	2007
	(Dollars in Millions)

Cash Flow Before Interest and Taxes	$617	$348
Adjustments:
Cash paid for interest	(66)	(55)
Interest income	16	37
Income taxes paid	(23)	(21)
Subtotal - Free Cash Flow	544	309
Add Cash Paid For:
Property and equipment	520	636
Satellites	46	54
Net Cash Provided by Operating Activities	$1,110	$999

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2008	2007
	(Dollars in Millions)

Cash Flow Before Interest and Taxes	$49	$37
Adjustments:
Cash paid for interest	(9)	(6)
Interest income	5	5
Income taxes paid	(16)	(5)
Subtotal - Free Cash Flow	29	31
Add Cash Paid For:
Property and equipment	97	59
Net Cash Provided by Operating Activities	$126	$90

(2) and (3) - See footnotes above in this earnings release.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)

Reconciliation of Pre-SAC Margin[a] to Operating Profit
	Three Months Ended
	March 31,
	2008	2007
	(Dollars in Millions)

Operating Profit	$593	$566
Adjustments:
Subscriber acquisition costs (expensed)	530	432
Depreciation and amortization expense	464	303
Cash paid for subscriber leased equipment - upgrade and retention	(161)	(218)
Pre-SAC margin[a]	$1,426	$1,083
Pre-SAC margin as a percentage of revenue[a]	35.2%	30.6%

Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2008	2007
	(Dollars in Millions)

Cash Flow Before Interest and Taxes	$603	$343
Adjustments:
Cash paid for interest	(58)	(49)
Interest income	9	21
Income taxes paid	(49)	(53)
Subtotal - Free Cash Flow	505	262
Add Cash Paid For:
Property and equipment	106	169
Subscriber leased equipment - subscriber acquisitions	156	188
Subscriber leased equipment - upgrade and retention	161	218
Satellites	46	54
Net Cash Provided by Operating Activities	$974	$891

(2) and (3) - See footnotes above in this earnings release.

[a] Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.’ current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. The DIRECTV Group and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended
	March 31,
	2008	2007
	(Dollars in Millions, Except SAC Amounts)

Subscriber acquisition costs (expensed)	$530	$432
Cash paid for subscriber leased equipment - subscriber acquisitions	156	188
Total acquisition costs	$686	$620
Gross subscriber additions (000's)	964	929
Average subscriber acquisition costs-per subscriber (SAC)	$712	$667

CONTACT:
The DIRECTV Group, Inc.
Media Contact:
Darris Gringeri, 212-462-5136
or
Investor Relations, 212-462-5200